UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1350192
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

707 Eagleview Boulevard, Suite 414

Exton, PA 19341

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: [Not Applicable]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $.01 per share	American Stock Exchange

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant incorporates by reference the description of its common stock included in the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-6661), filed with the Securities and Exchange Commission on August 15, 1996, including any amendment or report filed for the purpose of updating such description.

Item 2.	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 2004	Antares Pharma, Inc.

	By:	/s/ Jack Stover
Jack Stover
Chief Executive Officer